AnaptysBio Reports Etokimab ATLAS Phase 2b Clinical Trial in
Moderate-to-Severe Atopic Dermatitis Fails to Meet Primary
Endpoint

SAN DIEGO, Nov. 8, 2019 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today announced topline data from its ATLAS trial, a Phase 2b randomized, double-blinded, placebo-controlled, multi-dose study in approximately 300 adult patients treated with etokimab in moderate-to-severe atopic dermatitis. Each of the etokimab dosing arms failed to meet the primary endpoint of the trial, which was demonstration of statistically greater improvement in the Eczema Area and Severity Index (EASI) relative placebo at week 16. The Company will be receiving additional data and plans to provide a detailed update in the first quarter of 2020.
As a result of this topline data, the Company has decided to postpone the initiation of its Phase 2b etokimab clinical trial in eosinophilic asthma, a multi-dose, randomized, double-blinded, placebo-controlled trial in 300-400 patients, until it has the opportunity to analyze the full data set from the ATLAS trial. The Company will continue conducting its ECLIPSE trial, a randomized, placebo-controlled Phase 2 trial in approximately 100 adult patients with chronic rhinosinusitis with nasal polyps, with topline data from an interim analysis expected in the first quarter of 2020.

“We are surprised and very disappointed by the topline results of the ATLAS trial,” said Hamza Suria, president and chief executive officer of AnaptysBio. “We would like to thank all involved in the participation and support of the ATLAS study, including the patients, the investigators, their staff and our employees. We look forward to continuing our strategy of advancing our wholly-owned clinical and preclinical pipeline programs.”

About AnaptysBio

AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The Company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody etokimab, previously referred to as ANB020, for the treatment of moderate-to-severe atopic dermatitis, eosinophilic asthma, and adult chronic rhinosinusitis with nasal polyps, or CRSwNP; its anti-IL-36R antibody ANB019 for the treatment of rare inflammatory diseases, including generalized pustular psoriasis, or GPP, and palmoplantar pustulosis, or PPP; and its PD-1 agonist program, ANB030, and other novel anti-inflammatory checkpoint receptor modulator antibodies for treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation, or SHM platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO, a GSK company, including an anti-PD-1 antagonist antibody (dostarlimab (TSR-042)), an anti-TIM-3 antagonist antibody (TSR-022) and an anti-LAG-3 antagonist antibody (TSR-033), and an inflammation partnership with Celgene, including an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in clinical development.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from our clinical trials, including updated data from etokimab’s Phase 2b clinical trial in moderate-to-severe adult atopic dermatitis patients and data from etokimab’s Phase 2 clinical trial in adult patients with chronic rhinosinusitis with nasal polyps. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Eric Loumeau
AnaptysBio, Inc.
858.732.0179
eloumeau@anaptysbio.com